Exhibit 4.1

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “BOSTON PRIVATE CAPITAL TRUST I”, FILED IN THIS OFFICE ON THE FIFTH DAY OF OCTOBER, A.D. 2004, AT 5:01 O’CLOCK P.M.

[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3864004 8100	AUTHENTICATION: 3554674
040912034	DATE: 12-16-04

CERTIFICATE OF TRUST

OF

BOSTON PRIVATE CAPITAL TRUST I

This Certificate of Trust is being executed as of October 5, 2004 for the purpose of forming a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Act”).

The undersigned hereby certify as follows.

1. Name. The name of the statutory trust (the “Trust”) is Boston Private Capital Trust I.

2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:

SunTrust Delaware Trust Company

1011 Centre Road

Suite 108

Wilmington, DE 19805

3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

4. Counterparts. This Certificate of Trust may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signatures on following page.]

State of Delaware Secretary of State Division of Corporations Delivered 05:01 PM 10/05/2004 FILED 05:01 PM 10/05/2004 SRV 040720539 - 3864004 FILE

IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

SUNTRUST DELAWARE TRUST COMPANY, as Delaware Trustee

By:	/s/ M. Lisa Wilkins
	Name:	M. Lisa Wilkins
	Title:	Vice President

SUNTRUST BANK, as Property Trustee

By:	/s/ George Hogan
	Name:	George Hogan
	Title:	Vice President

JONATHAN H. PARKER, as Administrative Trustee

/s/ Jonathan H. Parker

EMANUELA M. ALLGOOD, as Administrative Trustee

/s/ Emanuela M. Allgood

CARISSA J.S. BARBER, as Administrative Trustee

/s/ Carissa J.S. Barber